                                                                 EXHIBIT (e)(5)

[GRAPHIC APPEARS HERE] The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE(SM)

                           LOAN / SURRENDER REQUEST

Policy Number: ____________  Policyholder: ____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: _________________________________  Social Security No.: ____-____-____
        (Last Name, First Name, Middle Name)

LOAN REQUEST

  . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.

      [ ] Maximum Amount Available (may vary by Subaccount)

      [ ] $ ______ in cash or maximum amount available, if less

SURRENDER REQUEST

      [ ] Full surrender (original policy or lost policy affidavit must be enclosed)

      [ ] Partial surrender in the amount of $ ______ or for ______% of cash surrender value

  .   No more than two (2) surrenders may be made during each Certificate Year.

  . An expense charge and/or a surrender charge may be assessed according to the Certificate.

  . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                           Amount  Percent                                         Amount  Percent
                    -                      ------- -------                                         ------- -------
Guaranteed Account                         $______  ____%  J.P. Morgan Series Trust II
AllianceBernstein Variable Product Series                     Small Company Portfolio
  Fund, Inc.                                                                                       $______  ____%
   Americas Government Income              $______  ____%  FAM Variable Series Funds
   Growth Portfolio                        $______  ____%     Mercury Basic Value V.I. Fund        $______  ____%
   Growth and Income Portfolio                                Mercury Fundamental Growth V.I.
                                           $______  ____%       Fund                               $______  ____%
   Large Cap Growth Portfolio              $______  ____%     Mercury Government Bond V.I. Fund    $______  ____%
   Small Cap Growth Portfolio                                 Mercury Value Opportunities V.I.
                                           $______  ____%       Fund                               $______  ____%
American Century Variable Portfolios, Inc.                 Morgan Stanley Universal Institutional
                                                             Funds
   VP Income & Growth Fund                 $______  ____%     Core Plus Fixed Income Portfolio     $______  ____%
   VP International Fund                   $______  ____%     Emerging Markets Equity Portfolio    $______  ____%
Credit Suisse Trust                                           High Yield Portfolio                 $______  ____%
   Emerging Markets Portfolio              $______  ____%     Mid Cap Growth Portfolio             $______  ____%
   Global Small Cap Portfolio              $______  ____%     U.S. Mid Cap Value Portfolio         $______  ____%
   International Focus Portfolio           $______  ____%  NeubergerBerman Advisers Management Trust
   Large Cap Value Portfolio               $______  ____%     AMT Partners Portfolio               $______  ____%
   Mid-Cap Growth Portfolio                $______  ____%  PIMCO Variable Insurance Trust
   Small Cap Growth Portfolio              $______  ____%     High Yield Portfolio                 $______  ____%
Fidelity Variable Insurance Products                          Long Term U.S. Government Portfolio  $______  ____%
   VIP Balanced Portfolio                  $______  ____%     Real Return Portfolio                $______  ____%
   VIP Contrafund Portfolio                $______  ____%     Short-Term Portfolio                 $______  ____%
   VIP Index 500 Portfolio                 $______  ____%     Total Return Bond Portfolio          $______  ____%
Franklin Templeton Variable Insurance                      Vanguard Variable Insurance Fund
  Products Trust
   Developing Markets Securities Fund -                       Total Bond Market Index Portfolio
     Class 2                               $______  ____%                                          $______  ____%
   Growth Securities Fund - Class 2        $______  ____%     Total Stock Market Index Portfolio   $______  ____%
   Foreign Securities Fund - Class 2       $______  ____%  VALIC Company I
   Money Market Fund - Class 1                                International Equities Fund          $______  ____%
Goldman Sachs Variable Insurance Trust                        Mid Cap Index Fund                   $______  ____%
   Structured U.S. Equity Fund             $______  ____%     Small Cap Index Fund                 $______  ____%
   International Equity Fund               $______  ____%

Loan / Surrender, Executive Advantage(SM), 04/05, Page 1 of 2

As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

________________________      _________________________________________________
Signature of Insured          Signature of Policyholder (If other than Insured)

____________________ ____, 20__
Date Signed

Loan / Surrender, Executive Advantage(SM), 04/05, Page 2 of 2